EXHIBIT 22

                   Subsidiaries of PAR Technology Corporation


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        Name                                         State of Incorporation
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PAR Microsystems Corporation                                New York

PAR Government Systems Corporation                          New York

Rome Research Corporation                                   New York

PAR Vision Systems Corporation                              New York

Transaction Control Industries, Inc.                        Texas

PAR U.K. Corp.                                              New York